Exhibit 99.1

Psychemedics Corporation Announces Record Revenues And Earnings

Declares 80th Consecutive Dividend -- 20 Years Of Quarterly Dividends

ACTON, Mass., July 26, 2016 /PRNewswire/ -- Psychemedics Corporation (NASDAQ: PMD) today announced second quarter financial results for the period ended June 30, 2016. The Company also announced a quarterly dividend of $0.15 per share payable to shareholders of record as of August 5, 2016 to be paid on August 15, 2016. This will be the Company's 80th consecutive quarterly dividend.

The Company's revenue for the quarter ended June 30, 2016 was $9.7 million versus $7.0 million for the quarter ended June 30, 2015, an increase of 39%. Net income for the quarter ended June 30, 2016 was $1.6 million or $0.30 per diluted share, versus $252 thousand or $0.05 per diluted share, for the comparable period last year, an increase of 547%. The Company's revenue for the six months ended June 30, 2016 was $16.4 million versus $13.8 million for the six months ended June 30, 2015, an increase of 19%. Net income for the six months ended June 30, 2016 was $1.6 million or $0.30 per diluted share, versus $530 thousand or $0.10 per diluted share, for the comparable period last year, an increase of 204%.

Raymond C. Kubacki, Chairman and Chief Executive Officer, said,

"We are very pleased to report the highest revenue and earnings for any quarter in the Company's history. The growth has been driven by our international business, specifically an opportunity in Brazil as noted below. We also reached another milestone this quarter with 20 years of consecutive quarterly dividends.

"We have noted since 2013 a significant opportunity in Brazil, and are very pleased to begin to see the results of our efforts and the efforts of our exclusive independent Brazilian distributor, Psychemedics Brasil. This opportunity is to compete for the testing of drugs of abuse required for professional drivers in Brazil. As of March 2016, testing for this opportunity had begun and is being phased in as some states have required additional time to implement the law. Over the last two years, we have made significant investments in equipment, people and an additional facility to handle this business. In the recent past, these investments have impacted earnings and required the Company to take on long term debt. We are pleased about the very positive impact this opportunity had on the revenue and earnings this quarter.

"The Company's balance sheet remains strong with approximately $2.3 million in cash and $4.7 million of working capital. The total equipment financing outstanding was $5.7 million as of June 30, 2016, compared to a total original amount borrowed of $8.7 million. Our directors share our confidence in the future of Psychemedics and remain committed to rewarding shareholders and sharing the financial success of the Company with them as we grow. Therefore, we are pleased to declare a quarterly dividend of $0.15 per share."

Psychemedics Corporation is the world's largest provider of hair testing for the detection of drugs of abuse. The Company's patented process is used by thousands of U.S. and international clients, including over 10% of the Fortune 500 companies, for pre-employment and random drug testing. Major police departments, Federal Reserve Banks, schools, and other public entities also rely on our unique patented drug testing process. We strongly believe our drug testing method to be superior to any other product currently in use, including traditional urine testing and other hair testing methods.

The Psychemedics web site is www.psychemedics.com

Cautionary Statement for purposes of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995: From time to time, information provided by Psychemedics may contain forward-looking information that involves risks and uncertainties. In particular, statements contained in this release that are not historical facts (including but not limited to statements concerning earnings, earnings per share, revenues, cash flows, dividends, future business, growth opportunities (including an opportunity in Brazil), new accounts, customer base, market share, test volume, sales and marketing strategies, U.S. and foreign drug testing laws and regulations including effective dates thereof, required investments in plant, equipment and people and new test development) may be "forward looking" statements. Actual results may differ from those stated in any forward-looking statements. Factors that may cause such differences include but are not limited to risks associated with the development of markets for new products and services offered, costs of capacity expansion, U.S. and foreign government regulation, including but not limited to FDA regulations, Brazilian laws and regulations and projected implementation dates, proposed laws and regulations, R&D spending, competition (including, without limitation, competition from other companies pursuing the same growth opportunities) and general economic conditions and other factors disclosed in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only of the Company's expectations as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions, or circumstances on which any such statement is based.

Psychemedics Corporation
Condensed Statements of Income and Comprehensive Income
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Revenues	$ 9,700,052	$ 7,001,409	$16,367,116	$13,757,150
Cost of revenues	4,490,907	3,731,667	8,419,529	7,148,540

Gross profit	5,209,145	3,269,742	7,947,587	6,608,610

Operating Expenses:
General & administrative	1,185,775	1,154,489	2,437,850	2,298,579
Marketing & selling	1,302,034	1,322,117	2,429,688	2,610,598
Research & development	350,205	437,090	710,663	892,872

Total Operating Expenses	2,838,014	2,913,696	5,578,201	5,802,049

Operating income	2,371,131	356,046	2,369,386	806,561
Interest expense, net	(35,492)	(30,877)	(70,133)	(64,204)

Net income before provision for income taxes	2,335,639	325,169	2,299,253	742,357

Provision for income taxes	701,884	72,840	688,942	212,506

Net income and comprehensive income	$ 1,633,755	$ 252,329	$1,610,311	$529,851

Basic net income per share	$0.30	$0.05	$0.30	$0.10

Diluted net income per share	$0.30	$0.05	$0.30	$0.10

Dividends declared per share	$0.15	$0.15	$0.30	$0.30

Weighted average common shares outstanding, basic	5,443,150	5,399,270	5,432,902	5,387,232

Weighted average common shares outstanding, diluted	5,454,167	5,408,372	5,440,376	5,396,740

Psychemedics Corporation
Balance Sheets
(UNAUDITED)

	June 30,	December 31,
	2016	2015

ASSETS
Current Assets:
Cash and cash equivalents	$ 2,279,905	$ 2,689,464
Accounts receivable, net of allowance for doubtful accounts
of $41,373 in 2016 and $58,684 in 2015	5,460,101	3,538,765
Prepaid expenses and other current assets	1,241,588	1,060,587
Income tax receivable	-	840,122
Deferred tax assets	488,759	327,442
Total Current Assets	9,470,353	8,456,380
Fixed Assets, net of accumulated amortization and depreciation
of $7,695,144 in 2016 and $6,642,501 in 2015	13,259,268	13,132,114
Other assets	813,028	774,474

Total Assets	$ 23,542,649	$ 22,362,968

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$ 988,507	$ 747,291
Accrued expenses	1,461,183	1,197,632
Accrued income taxes	535,287	-
Current portion of long-term debt	1,741,602	1,619,633
Total Current Liabilities	4,726,579	3,564,556

Long-term debt	3,919,703	4,272,137
Deferred tax liabilities, long-term	3,042,122	2,852,745
Total Liabilities	11,688,404	10,689,438

Shareholders' Equity:
Preferred-stock, $0.005 par value, 872,521 shares authorized,
no shares issued or outstanding	-	-
Common stock, $0.005 par value; 50,000,000 shares authorized
6,127,850 shares issued in 2016 and 6,090,671 shares issued in 2015	30,639	30,453
Additional paid-in capital	30,280,467	30,021,604
Accumulated deficit	(8,375,072)	(8,296,738)
Less - Treasury stock, at cost, 668,130 shares	(10,081,789)	(10,081,789)

Total Shareholders' Equity	11,854,245	11,673,530

Total Liabilities and Shareholders' Equity	$ 23,542,649	$ 22,362,968

Contact:
Neil Lerner
Vice President of Finance
(978) 206-8220
Neill@psychemedics.com

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